UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): August 27, 2009

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

4336 Losee Road, Suite 5

North Las Vegas, Nevada 89030

(Address of principal executive office and zip code)

(702) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	Other Events.

The Company maintains a $29.0 million line of credit loan originally granted by Colonial Bank (and now held by the successors in interest of Colonial Bank and the FDIC, Branch Banking & Trust Company (“BB&T”). The referenced line of credit is secured by certain real property owned by the Company in Las Vegas, Nevada. The line of credit loan is revolving and is subject to additional lending requirements. The line of credit loan is current and only partially utilized at this time.

BB&T has approved an extension to the Company’s referenced line of credit loan by the attached Loan Commitment which has been accepted by the Company.

The Loan Commitment, dated August 18, 2009 and delivered to BB&T on August 27, 2009 is attached hereto as Exhibit 99.1. A related notice regarding the transfer of certain of Colonial Bank’s loans to BB&T is attached as Exhibit 99.2.

ITEM 9.01	Exhibits.

(d) Exhibits

The following Exhibits are furnished herewith:

Exhibit 99.1	Loan Commitment dated August 18, 2009 and delivered on August 27, 2009 to BB&T (This Item On Colonial Bank Letterhead).

Exhibit 99.2	Notice Regarding Loans Closed In The Name of Colonial Bank dated August 25, 2009 and delivered on August 27, 2009 to BB&T (This Item On BB&T Letterhead).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/s/ Paul W. Lowden
Name:	Paul W. Lowden
Title:	President

Dated: September 2, 2009